Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198463

This prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2015

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 5, 2014)

4,000,000 Shares of Common Stock

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

     We are offering 4,000,000 shares of our common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol “QTWW.” On February 11, 2015, the closing price of our common stock on The NASDAQ Capital Market was $3.26 per share. Our principal executive offices are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630 and our telephone number at that address is (949) 399-4500.

     Investing in our securities involves certain risks. You could lose some or all of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 4 of the accompanying base prospectus and in the documents incorporated by reference herein and therein. You should consider carefully these risks together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus before making a decision to purchase our securities.

	Per Share of Common Stock	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

___________________
     (1) In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain of their out-of-pocket, bona fide expenses actually incurred in connection with this offering. See “Underwriting” beginning on page S-12 of this prospectus supplement.

     We have granted the underwriters a 30 day option to purchase up to an additional 600,000 shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $       and the total proceeds to us, before expenses, will be $      .

___________________________________

     The underwriters expect to deliver the shares of our common stock on or about February    , 2015, subject to customary closing conditions.

___________________________________

     Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________________________

Cowen and Company	FBR

The date of this prospectus supplement is February            , 2015

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus that we have authorized for use in connection with this offering. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying base prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

     In this prospectus supplement, “Quantum,” the “Company,” “we,” “us,” and “our” and similar terms refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Quantum Fuel Systems Technologies Worldwide, Inc.

     All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

     The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation By Reference of Certain Documents.” We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     Prospective investors should be aware that the acquisition of our common stock described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus.

     The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-198463) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.

     We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements included in this report and the documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Examples of forward-looking statements made herein and in the documents incorporated by reference herein include, but are not limited to, statements regarding:

•	our expectations regarding 2014 financial performance and results, including results from operations for our Fuel Storage & Systems segment;
•

our expectations regarding anticipated fourth quarter 2014 revenues, product sales, growth in product backlog, revenues from system sales relative to tank sales in 2014, improvement in net operating loss, improvement in product margins, anticipated revenues in 2015, and the timing for release of the 2014 financial results;

•	our expectation that our independent registered public accounting firm will not have substantial doubt regarding our ability to continue as a going concern;
•	our belief that certain start-up costs will be significantly lower in the future and our gross margins will exceed 20% in future periods once our systems strategy is fully implemented;
•	our belief that we can make dependable estimates of the revenue and costs applicable to the various stages of a contract;
•

our belief that we will be able to raise additional capital, if necessary, to repay debt, fund our future operations and to support our manufacturing expansion plans as required over the next twelve months and beyond;

•	our belief that our current operating plan and the shift in our business strategy will allow us to achieve profitability in the future;
•	our estimation of the amount of capital we will need to invest in equipment and infrastructure;
•	our belief that the facilities in Lake Forest, California are adequate for our current and expected product manufacturing operations and original equipment manufacturer (“OEM”) development programs;
•	our belief that our outstanding receivable balances from Advanced Green Innovations and its affiliates is fully realizable;
•	our expectations of the level of growth in the natural gas, hybrid, plug-in hybrid and fuel cell and alternative fuel industries;
•	our belief as to the number of complete compressed natural gas (“CNG”) systems would we be able to manufacture and deliver on an annual basis;
•	our expectation that shipments of our CNG fuel storage systems will grow;
•

our expectation that engineering services related to the plug-in electric vehicle systems software development program with Fisker Auto Group and the new hydrogen tank development program with an automotive OEM alliance will increase;

•

our belief that the new product offerings, sales, marketing and training efforts over the last twelve months will lead to increased sales, will strengthen our market position and help in furthering the CNG adoption rate;

•	our expectation that the CNG adoption rate for the fourth quarter of 2014 would be consistent with the adoption rate for the first nine months of 2014;
•	our expectations regarding our significant customers and customer mix for the near term;
•	our expectation that the expiration of the strategic alliance with General Motors will not have a material impact on our net sales, revenues or income from continuing operations;
•	our expectations regarding interest expense, internally funded research and development, selling, general and administrative, and Corporate segment expenses;
•

our intention to focus our product development efforts on expanding our CNG storage and fuel systems product offerings and advancing our CNG storage and fuel system solutions technologies to further improve performance, weight, and cost;

•	our expectation that the U.S., state and local governments will continue to support the advancement of alternative fuel and renewable energy technologies through loans, grants and tax credits;
•	our belief that the price of natural gas will stay relatively low for the foreseeable future, which we expect will continue to drive demand for our CNG tanks and fuel systems;
•	our belief that we are adequately insured for any products liability claims or product recalls;
•	our belief that natural gas is the most cost-effective fuel available on the market today and that this trend will continue for the foreseeable future;
•	our belief that as the market adjusts to the underlying economic benefits of natural gas there could be opportunities for the use of CNG in passenger vehicles;
•

our expectation that the trucking industry will continue to transition a greater percentage of their fleet vehicles to run on natural gas and that such transition will generate increased demand for our CNG products;

•	our belief that there is significant and immediate opportunity for us in the CNG vehicle market;
•	our belief that a passenger CNG vehicle platform we are working on with an OEM will be commercially available beginning in 2016;
•	our belief that we will be able to sell the remaining assets of Schneider Power within our expected timeframe;
•	our anticipation that our existing engineering contracts will lead to future sales of our storage products and integrated systems;
•	our belief that our business decision and strategy to supply complete CNG systems direct to OEMs and fleets will create greater long term value for our stockholders;
•	our belief that we have a competitive advantage over our competitors;
•	our expectation that we will face increased competition in the future as new competitors enter the CNG market and advanced technologies become available;
•	the impact that new accounting pronouncements will have on our financial statements;
•	our expectations regarding the amount owed in connection with the Iroquois Litigation;
•	our expectation that we will prevail on any appeal filed by Iroquois;
•	our expectation that that the level of gains or losses on derivative instruments existing as of September 30, 2014 will be immaterial in future periods; and
•	our expectation that the market price of our common stock will continue to fluctuate significantly.

     Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including those identified in this prospectus supplement, the accompanying base prospectus and any free writing prospectus and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

     These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus supplement, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

     The following summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all the information that may be important to purchasers of our securities. Before making an investment decision, you should carefully read the entire prospectus supplement, including the “Risk Factors” section, the accompanying base prospectus and the documents and other information incorporated by reference into the prospectus.

About Quantum

Overview

     We are a leader in the innovation, development and production of compressed natural gas (CNG) fuel storage tanks and packaged fuel storage systems and the integration of vehicle system technologies including engine and vehicle control systems and drivetrains.

     We were formed as a Delaware corporation in October 2000, and became a publicly traded company on July 23, 2002. Our common stock trades on The NASDAQ Capital Market under the symbol “QTWW.” Our headquarters and principal operations are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630.

     We classify our business operations into three reporting segments: Fuel Storage & Systems, Renewable Energy and Corporate. Renewable Energy consists entirely of the operations of Schneider Power Inc. (Schneider Power) and is classified as discontinued operations as discussed further below.

Fuel Storage & Systems Segment

     Our Fuel Storage & Systems segment generates revenues from two sources: product sales and contract services. Product sales are derived primarily from the sale of Type IV high pressure compressed natural gas (CNG) storage tanks and packaged fuel storage modules and systems for a variety of heavy, medium and light-duty trucks and passenger vehicles. Contract services revenue is generated by providing engineering design and support to Original Equipment Manufacturers (OEMs), entities specializing in natural gas retrofits and material science, governmental agencies and other customers, so that our fuel storage systems and advanced propulsion systems integrate and operate with our customers’ CNG, hybrid or fuel cell applications.

     This segment manufactures one of the industry’s lightest polymer-lined composite tanks for CNG applications and supplies these tanks, in addition to fully-integrated natural gas storage modules and systems, to truck and automotive OEMs, fleets, and aftermarket and OEM truck integrators. We also design, develop and manufacture Type IV storage tanks and complete fuel systems for use in hydrogen fuel cell vehicle applications.

     Our high-pressure CNG and hydrogen storage tanks are capable of storage at up to 10,000 pounds per square inch (psi). Due to the lightweight nature of our storage tanks, less structure for mounting support is required, thereby reducing the overall storage system weight and increasing available payload. In addition, our large volume tanks maximize on-board storage capacity.

     We offer a variety of packaged fuel storage systems, including Q-CabLITE and Q-RailLITE, both of which are pre-assembled, quality tested and fully-validated CNG storage modules for quick integration onto a variety of vehicle platforms. Our CNG packaged storage systems are comprised of high pressure tanks and fuel delivery regulation and control systems designed to improve efficiency, enhance power output, and reduce harmful emissions. Our integrated and packaged systems typically incorporate our Q-Lite® line of composite tanks and leverage our expertise in safety-critical structural design, high strength materials and topology optimization to provide intelligent lightweight systems that maximize on-board fuel storage and contribute to superior fuel economy, handling and low emission performance. Our CNG packaged fuel systems for heavy duty truck applications are also designed to maximize range, including one that provides on-board CNG fuel storage for Class 8 trucks of up to 216 diesel gallon equivalents.

     Our products and services are designed to offer our customers a clean and cost-effective alternative to gasoline and diesel powered vehicles, which, in turn, enables our customers to benefit from significantly lower fuel prices, contribute to a cleaner environment, meet sustainability and average fuel economy mandates, and help our country reduce its dependence on foreign oil. The primary market for our CNG tanks and systems is currently heavy, medium and light-duty trucks. We sell our products and services direct to vehicle level OEMs, system integrators for OEM level applications, fleets and through aftermarket integrators. The cost savings offered to fleets by using natural gas as a fuel compared to gasoline or diesel is significant and compelling. Natural gas is the cheapest transportation fuel available on the market today and we expect the trucking industry to continue to transition a greater percentage of their fleet vehicles to run on natural gas systems due to the current favorable economics of natural gas. As the market continues to adjust to the underlying economic benefits of natural gas, we believe there will be substantial opportunities in the passenger vehicle market.

     Our CNG storage tanks have been tested for compliance with the U.S. industry standard CSA NGV2 and in some cases to the Canadian CSA B51 Part II standard and to the United Nations ECE Regulation No. 110. Our tanks meet the U.S. Federal Motor Vehicles Safety Standard FMVSS 304. Our tanks are available for sale in the United States and certain tank models are available for sale in Europe, Canada and Asia.

     In May 2014, we announced a shift in our strategic direction from a CNG storage product platform to a systems platform. During the second half of 2014, we spent a significant amount of human and financial resources on production build-out, product commercialization and customer expansion - all areas that needed to be immediately addressed in order for us to establish a solid foundation on which our systems platform strategy can thrive.

     While we anticipated that the shift in our business strategy would likely have some negative short term effects on our financial results, primarily due to damaging our relationship with our largest customer due to the competitive nature of our systems platform and their subsequent entry into a joint venture with a competing tank supplier, the progress we have made in implementing our systems strategy during the second half of 2014 has solidified our belief that the shift in strategy was the proper decision for our long-term sustainability and creation of stockholder value.

     Examples of the progress we have made in implementing this new strategy include:

•	Since May 2014, our customer base and customer diversification has grown significantly;
• We have quickly gained material market share for CNG storage systems for the heavy duty truck market;
• In the second half of 2014, we commercialized new storage system products, including our Q- CabLITE and Q-RailLITE CNG systems;
•	We entered into a long-term supply agreement for complete CNG systems with Ryder Systems, Inc., a Fortune 500 commercial transportation company;
•	We entered into a strategic alliance with Mainstay Fuel Technologies for 21" back-of-cab CNG modules to support a broader array of systems for our growing customer base;
•	We have entered into marketing and supply arrangements with industry participants to provide complete CNG systems; and
•	We have completed the expansion of our tank production facility and a production assembly facility for our CNG systems at our Lake Forest, CA campus.

     As indicated above, we made significant progress in introducing and commercializing storage systems, growing our customer base and gaining market share during the second half of 2014.We expect this trend to continue in 2015. Generally, our revenues were also impacted by the adoption rate for natural gas trucks during 2014 being lower than predicted. The primary factor contributing to the lower than anticipated adoption rate was the fact many fleets were buying limited units in order to test CNG systems on their trucks and the order quantities per fleet were lower than expected. The recent decrease in diesel fuel costs and the instability of the diesel to CNG fuel price spread has started to negatively impact fleet decisions on units as well as their overall commitment to natural gas vehicles in the short-term. Despite the adoption rate in 2014 being lower than predicted, we are encouraged by the fact that natural gas truck sales grew approximately 20 percent in 2014 and we expect that our product offerings, sales, marketing, and training efforts will lead to increased sales and market share in 2015.

     From a system cost perspective, and in an effort to provide our customers with the highest quality, most fuel efficient CNG systems available on the market, we incurred significant costs and expenses during the second half of 2014 related to testing, validation, production set up, supply chain management, training and servicing of our CNG modules. As a result, our cost of goods sold and gross margins were negatively affected. We expect many of these start-up related costs will be significantly lower in future periods and, in turn, result in substantially higher gross margins.

     In addition to our CNG and hydrogen storage systems, we design, develop and supply hybrid and plug-in electric vehicle (PHEV) systems, which include complete powertrain systems or sub-systems and components and are designed to improve vehicle fuel economy and performance, leverage existing gas station infrastructure, and utilize home-based battery recharging. Our proprietary software and control systems are integrated into base vehicle components such as the engine, generator, motor, inverters, battery system, power converters, and charger to provide customized hybrid and PHEV drive-train technologies and systems and can be packaged utilizing different designs, technologies and subsystems.

Renewable Energy Segment

     Our Renewable Energy segment consists solely of the business operations of our wholly-owned subsidiary, Schneider Power, which we acquired on April 16, 2010. Schneider Power, previously headquartered in Toronto, Ontario, Canada, and now administered out of our Lake Forest, California facility beginning in January 2014, is an independent wind power producer and holder of interests in certain renewable energy projects. We committed to a plan to sell the assets and operations of Schneider Power in 2012, have completed sales of certain assets of Schneider Power through December 31, 2013 and are actively pursuing the sale of all of the remaining Schneider Power assets, including the 10.0 megawatt (MW) Zephyr wind farm operating asset. As a result of these actions and our expectations for a completion of a sale of the remaining assets and operations within the next year, we report the historical activities and balances of Schneider Power as discontinued operations held for sale.

Corporate Segment

     Our Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Fuel Storage & Systems or Renewable Energy business segments. Corporate expenses consist primarily of personnel costs, share-based compensation costs and related general and administrative costs for executive, finance, legal, human resources, investor relations, and our board of directors.

Recent Developments

     Our consolidated financial statements for our fourth quarter and year ended December 31, 2014 are not yet available. Accordingly, the financial results we present below are preliminary and subject to completion. As a result, these preliminary results may differ from the actual results that will be reflected in our consolidated financial statements for the quarter when they are completed. Our expectations with respect to our unaudited results for the period discussed below are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance on them.

     On February 9, 2015, we issued a press release containing guidance, including the following preliminary results for the fourth quarter and year ended December 31, 2014:

•	Fourth quarter product sales are expected to approximately double the third quarter level reported.
•	Overall fourth quarter revenues are expected to be between $12 million and $13 million.
•	We expect sequential product growth driven by continued execution of our storage systems strategy.
•	We anticipate strong revenues complemented by solid order flow – product backlog is anticipated to increase during fourth quarter by approximately $3 million to $17.8 million.
•	We expect strong overall revenue growth in 2015.

     We expect to report strong sequential revenue growth for our fourth quarter ending December 31, 2014. Product sales for the fourth quarter are anticipated to approximately double relative to the level reported for the third quarter of 2014 due to strong customer demand for our natural gas fuel storage systems. We also anticipate that we will report a robust product backlog of approximately $17.8 million at December 31, 2014, which is approximately $3 million higher than the $14.8 million we reported for the end of the third quarter. We also expect to report a moderate improvement in our loss from continuing operations for the fourth quarter as compared to the third quarter, which is driven primarily by increased product revenues and improved product margins. Finally, we believe that overall revenues will grow approximately 40% to 50% in 2015 based on existing and anticipated orders from our growing customer base and that related product margins will continue to improve during this period.

     We anticipate that we will finalize our results from operations for the three and twelve month periods ended December 31, 2014, subject to the review and completion of the audit of the twelve-month period ended December 31, 2014 by our auditors, and hold a conference call to discuss our 2014 financial results in early March.

THE OFFERING

     The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see the "Description of Common Stock and Preferred Stock" section in the accompanying base prospectus.

Securities offered by us in this offering	4,000,000 shares of our common stock, $0.02 par value per share, assuming no exercise of the over-allotment option

Offering price	$ per share of common stock

Common stock outstanding before this offering (1)	23,276,264 shares of common stock

Total common stock outstanding after this offering (1)	shares of common stock, assuming no exercise of the over-allotment option

Over-allotment option

We have granted the underwriters an option, which is exercisable within 30 days from the date of this prospectus, to purchase up to 600,000 additional shares of our common stock to cover over- allotments, if any.

Use of proceeds	For general corporate and working capital purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors

An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, and elsewhere in this prospectus supplement and the accompanying base prospectus, and the information incorporated by reference into the prospectus, before making your investment decision.

NASDAQ Capital Market Symbol	QTWW

     (1) The number of shares of our common stock outstanding immediately before this offering is as of February 9, 2015, and excludes:

•	4,396,823 shares issuable upon the conversion of $10.475 million of principal due under convertible notes at a conversion price of $2.3824 per share;
•	439,677 shares that may be issued in payment of accrued interest on $10.475 million of principal due under convertible notes at a deemed interest payment price of $2.3824 per share;
•	451,976 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plans at a weighted average exercise price of $9.27 per share;
•

8,327,405 shares of common stock issuable pursuant to the exercise of outstanding warrants at exercise prices ranging from $2.30 per share to $154.40 per share with a weighted-average exercise price of $11.72 per share;

•	330,303 shares of common stock available for future issuances under our stock option plans, subject to increase on an annual basis pursuant to the terms of our 2011 stock plan; and
•	34,457 issued shares of common stock that are held in treasury.

RISK FACTORS

     Investing in our securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks set forth in the “Risk Factors” section of the accompanying base prospectus, our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, which are incorporated by reference herein, and any updates to those risks or new risks contained in our subsequent Annual Reports on Form 10-K or our Quarterly Reports on Form 10-Q to be filed with the SEC, all of which we incorporate by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of the prospectus.

     If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Additional Risk Factors and Updates to Previous Risk Factors

Risks Relating to this Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

     Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $      per share in the net tangible book value of the common stock, based on an offering price of $       per share and assuming there is no exercise of the underwriters’ over-allotment option. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

This offering and any future offerings of our common stock may have detrimental effects on existing stockholders.

     The sale by us of any shares of our common stock may have the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;
•	our existing stockholders may suffer significant dilution;
•	the relative voting strength of each previously outstanding share of our common stock will be diminished; and
•	the market price of our common stock may decline.

Our management will have broad discretion over the use of the net proceeds from this offering.

     We currently intend to use the net proceeds from this offering for general corporate and working capital purposes. We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. Accordingly, our management will have considerable discretion in the application of the net proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds from this offering are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds from this offering are used, they may be placed in investments that do not produce income or that lose value.

Risks Related to our Common Stock

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

     As of February 9, 2015, we had 4,396,823 shares reserved for issuance upon the conversion of convertible notes with a conversion price of $2.3824 per share, 453,226 shares reserved for issuance upon the exercise of outstanding options with exercise prices ranging from $2.23 to $178.40 per share and 8,327,405 shares reserved for issuance upon the exercise of warrants with exercise prices ranging from $2.30 to $154.40 per share, respectively. The issuance of shares upon conversion of the convertible notes and the exercise of the warrants and/or options will be dilutive to our stockholders, and any sales of such shares could have a material adverse effect on the market price of our common stock.

Risks Related to our Business

We are dependent on a limited number of customers.

     A large percentage of our revenue is typically derived from a small number of customers. Revenues from our largest customer comprised 44.6% and 27.8%, respectively, of our total revenues for the year ended December 31, 2013 and our expected total revenues for the year ended December 31, 2014, and revenues from our top three customers comprised 65.6% and 50.7%, respectively, of our total revenues for the year ended December 31, 2013 and our expected total revenues for the year ended December 31, 2014. We expect this trend to continue for the foreseeable future. In the event there is an unfavorable change in our business relationship with our significant customers, it could have a material adverse effect on our business and financial results.

Fuel price differentials are difficult to predict and may be less favorable in the future. If the price of natural gas does not remain sufficiently below the prices of gasoline and diesel, potential customers will have less incentive to purchase natural gas vehicles, which would limit our growth.

     The growth of the natural gas vehicle market and adoption rate depends in large part on the price differential between natural gas, diesel and gasoline fuels. Natural gas vehicles cost more than comparable gasoline or diesel powered vehicles because the components needed for a vehicle to use natural gas add to a vehicle’s base cost. If the price of natural gas does not remain sufficiently below the prices of gasoline and diesel, operators may delay the purchase of natural gas vehicles or decide not to convert their existing vehicles to run on natural gas because of a perceived inability to recover the additional costs of acquiring or converting to natural gas vehicles in a timely manner. Natural gas has generally been, and currently is, less expensive than diesel fuel in many jurisdictions; however, the price differential has decreased over the past several months. The price differential is affected by many factors, including changes in domestic and foreign supplies of natural gas and crude oil, availability of shale gas, domestic storage levels, pipeline transportation capacity for natural gas, refining capacity for crude oil, weather conditions, level of consumer demand, economic conditions, and domestic and foreign government regulations (including, without limitation, excise and fuel tax policies) and political conditions. There can be no assurance that natural gas will remain less expensive than diesel and gasoline fuels. Any decrease in the cost savings offered by the use of natural gas vehicles could result in fewer purchases of or conversions to natural gas vehicles, which would cause our customer base and our sales of fuel storage systems and services to decrease and our business to suffer.

Advanced Green Innovations, LLC (“AGI”) and its affiliate ZHRO Solutions, LLC (“ZHRO”) recent default in the terms of a Debt Repayment Agreement could materially affect our business and financial results.

     AGI and ZHRO are customers of the Company and owe the Company approximately $2.2 million for engineering, design and development services invoiced by the Company through October 3, 2014. In a Current Report on Form 8-K filed on December 16, 2014, we disclosed that on December 11, 2014, we, AGI, ZHRO and their affiliate, Advanced Green Technologies, LLC (“AGT”), entered into a Debt Repayment Agreement and Pledge Agreement. AGI and ZHRO are currently in default of the terms of the Debt Repayment Agreement due to their failure to timely make the $300,000 payment due on December 25, 2014 and the $200,000 payment due on January 31, 2015. To date, AGI and ZHRO have paid us $150,000 of the $500,000 due under the Debt Repayment Agreement.

     While we continue to believe that AGI will be able to raise sufficient capital to continue their operations and pay the amounts owed to us or that we will be able to recover all or a substantial portion of the amount owed to us by AGI and ZHRO from the collateral securing the obligation, if they are unsuccessful in raising sufficient capital or if we are unable to sell or otherwise realize an amount on the collateral sufficient to repay the amount owed to us, we may have to specifically reserve and/or write-off amounts owed to us if we determine in the future that the amounts may not be fully realizable and such write-off would have a material impact on our liquidity. The collateral that we received to secure AGI’s and ZHRO’s performance of their obligations under the Debt Repayment Agreement is comprised of all of AGI’s and AGT’s ownership interests in East Camelback, LLC, consisting of 510 voting units (51.0%), 474 non-voting units and 47.5% of the participation rights in East Camelback, LLC. East Camelback, LLC indirectly owns 100% of a commercial building, consisting of approximately 23,700 square feet of office space, located in Phoenix, Arizona. Given the nature of the collateral, if we foreclose on the collateral, we cannot provide any assurance of when we would be able to sell or otherwise monetize the foreclosed collateral or how much we would be able to realize upon the sale of such collateral. In addition, if AGI or ZHRO were to become subject to bankruptcy proceedings, our preference in the collateral could be avoided, and we could lose the benefit of the security on the collateral.

If Iroquois Master Fund’s appeal is successful, we would have to pay them additional damages and legal fees.

     On December 15, 2014, Iroquois Master Fund (“Iroquois”) filed a Notice of Appeal with the United States Court of Appeals for the Second Circuit from the judgment entered by the United States District Court for the Southern District of New York. Although we believe that we will prevail on appeal, we can provide no assurance that the Second Circuit will uphold District Court’s judgment. If the Second Circuit were to reverse the District Court’s decision, then we may have to pay Iroquois additional damages and reimburse them for their reasonable attorney fees incurred in connection with the appeal.

Actual operating results may differ significantly from our guidance.

     On February 9, 2015, we released guidance regarding our expected financial results for the quarter and year ended December 31, 2014 and guidance regarding our revenues for 2015, which can also be found in "Prospectus Summary - Recent Developments" in this prospectus supplement. This guidance represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in such release and the factors described under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to business, economic and competitive uncertainties and contingencies, some of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with investors. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results could vary from the guidance. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it. Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in, or incorporated by reference into, this prospectus supplement could result in the actual operating results being different than the guidance, and such differences may be adverse and material.

Our independent registered public accounting firm may conclude that there is substantial doubt regarding our ability to continue as a going concern.

     Regardless of whether we successfully complete and receive the net proceeds from this offering, our independent registered public accounting firm may conclude, in connection with the preparation of our financial statements for fiscal year 2014, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern.

USE OF PROCEEDS

     We estimate that our net proceeds from the sale of 4,000,000 shares of common stock offered by us in this offering pursuant to this prospectus supplement will be approximately $     (approximately $     if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

     We expect to use the net proceeds from this offering for general corporate and working capital purposes. Our management will have significant flexibility in applying the net proceeds of this offering.

DILUTION

     Our net tangible book value as of September 30, 2014 was approximately $13.9 million, or approximately $0.60 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2014.

     After giving effect to the sale of 4,000,000 shares of our common stock in this offering (excluding the shares that may be purchased pursuant to the underwriters’ over-allotment option) at the public offering price of $     per share and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $     million, or $     per share. This represents an immediate increase in net tangible book value of $     per share to existing stockholders and immediate dilution in net tangible book value of $     per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock			$
Net tangible book value per share as of September 30, 2014		$0.60
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$
Dilution in net tangible book value per share to new investors			$

     If the underwriters exercise their full option to purchase 600,000 additional shares of common stock at the public offering price of $     per share, the as adjusted net tangible book value after this offering would be approximately $     per share, representing an increase in net tangible book value of approximately $     per share to existing stockholders and immediate dilution in net tangible book value of approximately $     per share to new investors purchasing our common stock in this offering at the public offering price.

     The information above and in the foregoing table is based on 23,285,431 shares of our common stock outstanding as of September 30, 2014 and excludes as of such date:

•	4,396,823 shares issuable upon the conversion of $10.475 million of principal due under convertible notes at a conversion price of $2.3824 per share;
•	439,677 shares that may be issued in payment of accrued interest on $10.475 million of principal due under convertible notes at a deemed interest payment price of $2.3824 per share;
•	465,890 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plans at a weighted average exercise price of $9.01 per share;
•	8,526,795 shares of common stock issuable pursuant to the exercise of outstanding warrants at exercise prices ranging from $2.30 per share to $154.40 per share with a weighted-average exercise price of $12.84 per share;
•	198,175 shares of common stock available for future issuances under our stock option plans; and
•	22,790 shares of common stock that are held in treasury.

     To the extent that options or warrants outstanding as of September 30, 2014 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

     The underwriters named below have severally agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed in the table below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriters	Number of shares
Cowen and Company, LLC
FBR Capital Markets & Co.
Total	4,000,000

     The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $     per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $     per share. After the offering, these terms may be changed by the underwriters.

     We have granted to the underwriters an option to purchase up to an additional 600,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise this option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

     The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain of their out-of-pocket, bona fide expenses actually incurred in connection with this offering, including the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

				Total with no		Total with Over-
		Per Share		Over-Allotment		Allotment
Underwriting discount to be paid by us	$		$		$

     We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts, will be $300,000. The estimated expenses include up to $75,000 of the underwriters’ reasonable out-of-pocket expenses actually incurred in connection with this offering, including counsel’s fees, that we have agreed to reimburse.

     In addition, subject to certain conditions, we have granted the underwriters in this offering, for a period of up to twelve months following the pricing of this offering, a right of first refusal to act as book runners with any future public offering of equity, equity-linked or debt securities or other capital markets financing, and book runners or placement agents with any private placement of securities.

     We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

     We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock without the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriters.

Our common stock is listed on The NASDAQ Capital Market under the symbol “QTWW.”

Stabilization

     Until the distribution of the common stock offered by this prospectus supplement is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our common stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over- allotment option or purchasing shares of our common stock in the open market.
•	Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.
•	Penalty bids permit an underwriter to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction

     These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

     Neither we nor any underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

     This prospectus supplement may be made available in electronic format on Internet sites or through other online services maintained by an underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus supplement in electronic format, any information on an underwriter’s or its affiliates’ websites and any information contained in any other website maintained by an underwriter or any affiliate of an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter and should not be relied upon by investors.

LEGAL MATTERS

     The validity of the securities offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Kenneth R. Lombardo, General Counsel of the Company, and by Troutman Sanders LLP. Nelson Mullins Riley & Scarborough LLP, Washington, D.C., is acting as counsel for the underwriters in connection with this offering.

EXPERTS

     Haskell & White LLP has audited our consolidated balance sheets as of December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2013 and December 31, 2012, and the financial statement schedule for the years ended December 31, 2013 and December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Haskell & White LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

     The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering (excluding, unless otherwise provided herein or therein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;
•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 14, 2014, August 8, 2014 and November 7, 2014, respectively;
•

our Current Reports on Form 8-K filed with the SEC on February 10, 2015, February 9, 2015, January 30, 2015, December 16, 2014, November 12, 2014, September 12, 2014, May 27, 2014, May 19, 2014, February 28, 2014, and February 14, 2014;

•	the description of our common stock contained in our Form 10-12G/A filed with the SEC on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and
•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and accompanying base prospectus.

     Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with its rules and regulations are not incorporated into this prospectus and do not constitute a part hereof.

     Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

25242 Arctic Ocean Drive
Lake Forest, California 92630
Attn: Chief Financial Officer
(949) 399-4500

In addition, you may access these filings on our Web site at www.qtww.com.

Prospectus
$75,000,000
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
We may offer and sell, from time to time, common stock, preferred stock, debt securities, warrants, rights, and a combination thereof. The total dollar amount of the securities sold under this prospectus will not exceed $75,000,000. The debt securities, preferred stock, warrants and rights may be convertible or exercisable or exchangeable for common or preferred stock, as applicable.
This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.
Our common stock is quoted on The NASDAQ Capital Market under the symbol “QTWW.” The last reported sale price of our common stock on October 16, 2014, was $4.01 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630. Our telephone number at that location is (949) 399-4500.
The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 5, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. The total dollar amount of the securities sold under this prospectus will not exceed $75,000,000.
In this prospectus, the terms “Quantum,” “Company,” “we,” “us,” and “our” refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
 The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus.
We have included this prospectus in our registration statement on Form S-3 that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, filed with the SEC on May 14, 2014 and August 8, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on September 12, 2014, May 27, 2014, May 19, 2014, February 28, 2014, February 14, 2014, March 16, 2012 and December 16, 2011.

•	the description of our common stock contained in our Form 10-12G/A filed with the SEC on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before we stop offering the securities covered by this prospectus.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.
Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:
25242 Arctic Ocean Drive
Attn: Chief Financial Officer
Lake Forest, California 92630
(949) 399-4500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements included in this prospectus and any documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including, but not limited to, those identified in our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2014 and the second quarter ended June 30, 2014, under the caption “Risk Factors” and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.
Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this prospectus. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

OUR COMPANY
We are a leader in the innovation, development and production of compressed natural gas (CNG) fuel storage tanks and packaged fuel storage systems and the integration of vehicle system technologies including engine and vehicle control systems and drivetrains.
We were formed as a Delaware corporation in October 2000, and became a publicly traded company on July 23, 2002. Our common stock trades on The NASDAQ Capital Market under the symbol “QTWW.” Our headquarters and principal operations are located in Lake Forest, California.
We classify our business operations into three reporting segments: Fuel Storage & Vehicle Systems, Renewable Energy and Corporate. Renewable Energy consists entirely of the operations of Schneider Power Inc. (Schneider Power) and is classified as discontinued operations as discussed further below.
Fuel Storage & Vehicle Systems Segment
Our Fuel Storage & Vehicle Systems segment generates revenues from two sources: product sales and contract services. Product sales are derived primarily from the sale of Type IV high pressure compressed natural gas (CNG) storage tanks and packaged fuel storage modules and systems for a variety of heavy, medium and light-duty trucks and passenger vehicles. Contract services revenue is generated by providing engineering design and support to OEMs, entities specializing in natural gas retrofits and material science, governmental agencies and other customers, so that our fuel systems and advanced propulsion systems integrate and operate with our customers’ CNG, hybrid or fuel cell applications.
This segment manufactures one of the industry’s lightest polymer-lined composite tanks for CNG applications and supplies these tanks, in addition to fully-integrated natural gas storage modules and systems, to truck and automotive Original Equipment Manufacturers (OEMs), fleets, and aftermarket and OEM truck integrators. We also design, develop and manufacture Type IV storage tanks and complete fuel systems for use in hydrogen fuel cell vehicle applications.
Our high-pressure CNG and hydrogen storage tanks are capable of storage at up to 10,000 pounds per square inch (psi). Because of the lightweight nature of our storage tanks, less structure for mounting support is required, thereby reducing the overall fuel system weight and increasing available payload. In addition, our large volume tanks maximize on-board storage capacity.
We offer a variety of packaged fuel systems, including pre-assembled, quality tested and fully-validated CNG storage modules for quick integration onto a variety of vehicle platforms. Our CNG packaged fuel systems are comprised of high pressure tanks and fuel delivery regulation and control systems designed to improve efficiency, enhance power output, and reduce harmful emissions. Our integrated and packaged systems typically incorporate our Q-Lite® line of composite tanks and leverage our expertise in safety-critical structural design, high strength materials and topology optimization to provide intelligent lightweight systems that maximize on-board fuel storage and contribute to superior fuel economy, handling and low emission performance. Our CNG packaged fuel systems for heavy duty truck applications are also designed to maximize range, including one that provides on-board CNG fuel storage for Class 8 trucks of up to 216 diesel gallon equivalents.
The primary market for our CNG tanks and systems is currently heavy, medium and light-duty trucks. We sell our products and services direct to vehicle level OEMs, system integrators for OEM level applications, fleets and through aftermarket integrators. The cost savings offered to fleets by using natural gas as a fuel compared to gasoline or diesel is significant and compelling. We believe that natural gas is the most cost effective fuel available on the market today and we expect the trucking industry to continue to transition a greater percentage of their fleet vehicles to run on natural gas systems due to the current favorable economics of natural gas. As the market continues to adjust to the underlying economic benefits of natural gas, we believe there will be substantial opportunities in the passenger vehicle market.
Our products and services are designed to offer our customers a clean and cost-effective alternative to gasoline and diesel powered vehicles, which, in turn, enables our customers to benefit from significantly lower fuel prices, contribute to a cleaner environment, meet average fuel economy mandates, and help our country reduce its dependence on foreign oil.
Our CNG storage tanks have been tested for compliance with the U.S. industry standard CSA NGV2 and in some cases to the Canadian CSA B51 Part II standard and to the United Nations ECE Regulation No. 110. Our tanks meet the U.S. Federal Motor Vehicles Safety Standard FMVSS 304. Our tanks are available for sale in the United States and certain tank models are available for sale in Europe, Canada and Asia.

In addition to our CNG and hydrogen systems, we design, develop and supply hybrid and plug-in electric vehicle (PHEV) systems, which include complete powertrain systems or sub-systems and components and are designed to improve vehicle fuel economy and performance, leverage existing gas station infrastructure, and utilize home-based battery recharging. Our proprietary control systems and software is integrated into base vehicle components such as the engine, generator, motor, inverters, battery system, power converters, and charger to provide customized hybrid drive-train technologies and systems and can be packaged utilizing different designs, technologies and subsystems.
Renewable Energy Segment
Our Renewable Energy segment consists solely of the business operations of our wholly-owned subsidiary, Schneider Power, which we acquired on April 16, 2010. Schneider Power, previously headquartered in Toronto, Ontario, Canada, and now administered out of our Lake Forest, California facility beginning in January 2014, is an independent wind power producer and holder of interests in certain renewable energy projects. We committed to a plan to sell the assets and operations of Schneider Power in 2012, have completed sales of certain assets of Schneider Power through December 31, 2013 and are actively pursuing the sale of all of the remaining Schneider Power assets, including the 10.0 megawatt (MW) Zephyr wind farm operating asset. As a result of these actions and our expectations for a completion of a sale of the remaining assets and operations within the next year, we report the historical activities and balances of Schneider Power as discontinued operations held for sale.
Corporate Segment
Our Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Fuel Storage & Vehicle Systems or Renewable Energy business segments. Corporate expenses consist primarily of personnel costs, share-based compensation costs and related general and administrative costs for executive, finance, legal, human resources, investor relations, and our board of directors.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2014 and the second quarter ended June 30, 2014, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as any risks described in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition. You could lose all or part of your investment.
This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus. See “Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common stock offered under this prospectus, we will set forth in a prospectus supplement related to such offering the following information regarding any such material dilution of the equity interests of purchasers purchasing common stock in an offering under this prospectus:

•	the net tangible book value per share of our common stock before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
Our articles of incorporation currently authorize a total of 70,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.02 par value per share and 20,000,000 shares of preferred stock, $0.01 par value per share.
As of October 16, 2014, we had issued 23,308,221 shares of common stock, of which 23,285,431 are outstanding and 22,790 are held in treasury, and no shares of preferred stock. In addition, as of October 16, 2014, we had 465,890 shares of our common stock subject to outstanding options, 8,526,795 shares of our common stock subject to outstanding warrants and 4,396,823 shares issuable upon conversion of convertible debt.
Listing
Our shares of common stock are listed on The NASDAQ Capital Market under the symbol of “QTWW.” Our preferred stock is not listed on any exchange.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Common Stock
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants or rights to purchase our common stock.
Voting Rights: Subject to preferences that may be granted to the holders of preferred stock, holders of all series of our common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights: Subject to preferences that may be granted to the holders of preferred stock, holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefore. Under the terms of the convertible notes indenture and our credit agreement, we may not pay dividends on shares of our common stock.

Liquidation Rights: In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock.
Other Rights: Holders of our common stock have no preferential or preemptive rights with respect to any securities of Quantum and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Pursuant to our restated certificate of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. The rights, privileges, preferences and restrictions of any such series of our preferred stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.
 The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the number of shares we are offering and purchase price per share;

•	the liquidation perference, if any;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	any listing of the preferred stock on any securities exchange or market;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.
The issuance of preferred stock may delay, deter or prevent a change in control.
The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

Anti Takeover Effects of Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated Bylaws

The following discussion concerns certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws that could be viewed as having the effect of discouraging, delaying or preventing an attempt to obtain control of our company.
Delaware Law
Anti-Takeover Statute
Under certain circumstances, Section 203 of the Delaware General Corporation Law (the “DGCL”) limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•
upon completion of the transaction in which it became an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions); or

•
our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

Special Meeting of Stockholders
Under Delaware law, unless the certificate of incorporation provides otherwise, stockholders are not permitted to call a special meeting of the stockholders. Our restated certificate of incorporation and amended and restated bylaws do not permit stockholders to call special meetings.
Indemnification of Directors and Officers
 Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the company’s best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.
 Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit.
 We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

 We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Certificate of Incorporation and Bylaws
Preferred Stock. Our restated certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by the rules of The Nasdaq Stock Market or by Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.
Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director holds office until his successor is duly elected and qualified.
Our restated certificate of incorporation provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.
These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating proxy contest, making a tender offer or otherwise attempting to gain control of our company.
No Stockholder Action by Written Consent; Special Meetings. Our restated certificate of incorporation and amended and restated bylaws provide that stockholders must effect any action required or permitted to be taken at a duly called meeting or special meeting of stockholders and that those actions may not be effected by any written consent of the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the total number of directors which our company would have if there were no vacancies, by our chairman of the board of directors, or by our chief executive officer. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors, our chairman of the board of directors or our chief executive officer.
Advance Notice Procedures. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by our board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also limit the business that may be conducted at an annual meeting of stockholders to business brought by our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring such business before the meeting. Under these stockholder notice procedures, for notice of a stockholder nomination for election as a director at an annual meeting to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, for the notice by the stockholder to be timely it must so be delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the 90th calendar day before the annual meeting or the 10th calendar day following the day on which we first publicly announce a meeting date.

Nevertheless, if the number of directors to be elected to our board of directors is increased, and we make no public announcement naming all of the nominees for director or specifying the size of our increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our secretary not later than the close of business on the 10th calendar day following the day on which we first make the public announcement. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, we must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day of the first public announcement of the date of the special meeting and of the nominees proposed by our board of directors to be elected at the meeting.
In addition, under these stockholder notice procedures, a stockholder’s notice to us to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information. If the chairman of the meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedures, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.
Amendments. Our restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on our board of directors; and the removal of directors. Our restated certificate of incorporation further provides that provisions of our amended and restated bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of the majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of our amended and restated bylaws referenced above, which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, is required to amend our amended and restated bylaws.

DESCRIPTION OF DEBT SECURITIES
We may issue, from time to time, debt securities, in one or more series. These debt securities may be issued independently or together with any other security offered hereby. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, senior convertible debt securities and subordinated convertible debt securities.
We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued.
The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. All capitalized terms have the meanings specified in the indenture.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•
the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion;

•
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•
our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•
if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion provisions, if applicable, including conversion prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion Rights
Debt securities may be convertible into shares of our equity securities or other securities. The terms and conditions of conversion will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion price;

•	the conversion period;

•	provisions regarding our right or obligation or the right or obligation of any holder to convert the debt securities;

•	events requiring adjustment to the conversion price; and

•	provisions affecting conversion in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•
failure to pay principal or premium, if any, on any debt securities when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency, or reorganization relating to us; or

•	any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holder of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holder of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the indenture.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture
The indenture provides that we and the trustee may modify, amend or enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•
modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert a debt security; or

•
reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with another security. The warrants may be attached to or separate from the other security being offered. We may issue the warrants as stand-alone warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation and terms of the common stock and/or preferred stock for which the warrants are exercisable;

•	the designation and terms of the common stock and/or preferred stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock and/or preferred stock;

•	the price or prices at which the warrants will be issued, if any;

•	the aggregate number of warrants;

•	the number of shares of common stock and/or preferred stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;

•	any provisions for adjustment of the number or amount of shares of common stock and/or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	any provisions with respect to a holder’s right upon a change in control or similar event;

•	if applicable, the date on and after which the warrants and the common stock and/or preferred stock purchasable upon exercise of the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Warrant Agreements
We may issue the warrants in one or more series, either as stand-alone warrants or under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Exercise of Warrants
A warrant will entitle the holder to acquire an amount of common stock and/or preferred stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.
Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock and/or preferred stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
No Rights as Stockholders
Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock and/or any rights of holders of the preferred stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock or preferred stock purchasable upon such exercise.
Outstanding Warrants Under This Prospectus
The common stock to be issued pursuant to this registration statement may include the issuance of shares of common stock issuable upon exercise of currently outstanding warrants as follows: (a) up to 853,308 shares issuable upon exercise of warrants at an exercise price of $4.88 per share through December 21, 2016 and January 19, 2017, as applicable, and (b) up to 2,125,625 shares issuable upon exercise of Series B warrants at an exercise price of $4.08 per share through March 21, 2017. Descriptions of the outstanding warrants which expire on December 21, 2016 and January 19, 2017, as applicable, and the outstanding warrants which expire on March 21, 2017 are incorporated herein by reference to the Current Reports on Form 8-K filed on each of December 16, 2011 and March 16, 2012, respectively.

DESCRIPTION OF RIGHTS
We may issue rights to purchase debt securities, preferred stock, common stock or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•the price, if any, per right;

•	the exercise price payable for debt securities, preferred stock, common stock, or warrants upon the exercise of the rights;
•the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, preferred stock, common stock, or warrants which may be purchased per right;
•the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may sell our securities domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.
If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
     We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act.
A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make.
Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business.
The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered hereby has been passed upon by Troutman Sanders LLP. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus and the accompanying prospectus supplement. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
Haskell & White LLP, an independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2013 and December 31, 2012, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years ended December 31, 2013 and December 31, 2012, and the related financial statement schedule for each of the years ended December 31, 2013 and December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated by reference herein. We have incorporated by reference herein our consolidated financial statements and financial statement schedule in reliance on Haskell & White LLP’s report, given on their authority as experts in accounting and auditing.

4,000,000 Shares of Common Stock

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

PROSPECTUS SUPPLEMENT

Cowen and Company	FBR

February , 2015